EXHIBIT 23(b)




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INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Registration Statement No. 333-59798 relating to 8,200,800 shares of Common Stock of CEL-SCI Corporation on Post-Effective Amendment No. 1 to Form S-1 of our report dated December 20, 2001, appearing in the Prospectus, which is a part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.


Deloitte & Touche LLP



McLean, Virginia
January 30, 2002